June 28, 2002

Board of Directors
Saks Incorporated
750 Lakeshore Parkway
Birmingham, Alabama 35211

            RE:    Registration Statement on Form S-8 of Saks Incorporated

Gentlemen:

        We have acted as counsel to Saks Incorporated ("Saks") in connection with the preparation and filing with the Securities and Exchange Commission of the Registration Statement on Form S-8 (the "Registration Statement") which covers the registration under the Securities Act of 1933 of 750,000 shares of Saks common stock, $.10 par value (the "Registered Shares") to be offered or sold pursuant to the Saks Incorporated Amended and Restated Employee Stock Purchase Plan (the "Plan").

        In that capacity, and for purposes of giving the opinion set forth in this letter, we have examined and reviewed the following documents and materials:

        1.    A copy of Saks Charter, and all amendments thereto;

        2.    A copy of the Code of By-Laws of Saks;

        3.    The Registration Statement together with all exhibits;

        4.    The Plan;

        5.    Minutes of the meetings and written consent resolutions of Saks Board of Directors and shareholders; and

        6.    Such other instruments, documents, statements and records of Saks as we deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

Board of Directors
Saks Incorporated
June 28, 2002

        Further, we have made the relied upon the following assumptions:

        1.    That the originals of all documents and instruments submitted to us, including those described above, are authentic;

        2.    That all copies of documents and instruments submitted to us, including those described above, conform in all material respects to the originals of such documents;

        3.    That all signatures on documents and instruments the originals or copies of which were submitted to us, including those described above, are genuine;

        4.    That all natural persons signing documents, the originals or copies of which were submitted to us, including those described above, had the legal capacity to so sign;

        5.    That all documents and instruments, the originals or copies of which were submitted to us, including those described above, will have been duly and properly authorized, executed and delivered and be valid, binding and enforceable, at the time any Registered Shares are sold; and

        6.    That all statements, representations, understandings and warranties in the documents and instruments, the originals or copies of which were submitted to us, including those described above, are now (and will be at the time any Registered Shares are sold) true, accurate and complete in all respects.

        In rendering the opinion set forth below, we have not passed upon and do not purport to pass upon any "doing business", "blue sky" or securities laws of any jurisdiction. Nor do we express any opinion regarding law other than the corporate law of the State of Indiana and the federal law of the United States.

        Based on the documents, matters and assumptions described above, and such other matters as we deem appropriate, we hereby advise you that we are of the opinion that, when issued and delivered by Saks in accordance with the Plan, the Registered Shares will be duly authorized, validly issued, fully paid and non-assessable.

Board of Directors
Saks Incorporated
June 28, 2002

        We hereby consent to the reference to this firm under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement and to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement.

                                                                        Respectfully,

                                                                        /s/ Sommer & Barnard, PC

                                                                        SOMMER & BARNARD, PC